Amended 02/07/06

ENERGY SUPPLY REPRESENTATION AND MANAGEMENT AGREEMENT

This Energy Supply Representation and Management Agreement (this "Agreement") is entered into effective this ~~15~~ 30th day of ~~February~~ March, 2006, by and between Cargill, Incorporated, through its Cargill Energy and Risk Management Solutions division ("Cargill"), and Gateway Ethanol, L.L.C. ("Client").

WHEREAS, Client is a significant user of natural gas ("Gas") at plants located at various locations throughout the United States, included those set forth on Exhibit A, attached and hereby incorporated by reference (the "Plants"); and

WHEREAS, Cargill has unique expertise with respect to Gas sourcing and supply management; and

WHEREAS, Client wishes to obtain the benefit of Cargill's Gas sourcing and supply management expertise for Client by way of contracting with Cargill for certain gas management and consulting services.

NOW, THEREFORE, in consideration of the terms, covenants, warranties and conditions hereinafter set forth, the parties, intending to be legally bound, mutually agree as follows:

I. <u>**Natural Gas Supply Chain Management Services.**</u> Client hereby retains Cargill to provide Client, with respect to each Plant, those natural gas ("Gas") supply chain services set forth below (the "Gas Services"), for the intended purpose of assisting Client in reducing its exposure to volatility in the Gas markets and operating its Gas supply management in a more efficient manner. Cargill and Client may mutually agree to add or remove a given Plant(s) to or from the scope of this Agreement.

(a) <u>**Cargill's Duties.**</u> In performing the Gas Services, Cargill shall:

(i) Prepare Requests for Proposals ("RFP's") on behalf of Client, based on information provided by Client, and issue the same to prospective wholesale Gas suppliers that meet Client's supplier criteria.

(ii) Review and analyze responses to the RFP's to identify the most competitive potential suppliers of Gas to the Plants; and

(iii) Review and analyze with Client the economic aspects of the supply terms offered by various potential Gas suppliers, and advise Client in its selection of Gas suppliers;

(iv) Assist Client in its negotiation of Gas supply contracts for the Plants by reviewing and analyzing the commercial provisions thereof and advising Client

*Certain portions of this Agreement have been omitted and filed separately with the Commission pursuant to a confidential treatment request.

with respect to the same. Cargill shall not provide legal advice to Client, it being understood and agreed that any legal advice in connection with the negotiation of Gas supply contracts shall be provided by Client's counsel.

(v) When economically beneficial to both Client and Cargill, Cargill will aggregate Client Gas purchasing requirements with those of Cargill for the purpose of securing Gas supply, scheduling nominations and balancing on more favorable terms than would be possible absent such aggregation.

(vi) For each Plant, monitor Gas consumption forecasts against actual Gas consumption and manage balancing requirements associated therewith.

(vii) Provide reports detailing both historical and projected gas costs for each Plant.

(viii) Provide a summary of monthly and annual Gas costs to Client's personnel as specified by Client; and

(ix) Cargill shall advise on the execution status of any agreed-upon Gas purchase agreement no later than two business days following the agreed-upon execution date (the "Notification Date").

(b) **<u>Client Duties</u>**. In order to facilitate Cargill's provision of the Gas Services, Client shall:

(i) Timely provide Cargill with relevant information as is reasonably requested by Cargill, and in such form as is requested by Cargill to effectively perform its duties hereunder.

(ii) Timely provide operating schedules and estimates of Plant Gas requirements to Cargill for the purpose of enabling Cargill to schedule Gas supply and scheduling actual deliveries.

(iii) Provide timely notification of production schedule changes to enable Cargill to resell, redirect or re-nominate Gas supplies to minimize supply and transportation costs for Client.

(c) **<u>Agency Appointment</u>.** Client hereby appoints Cargill as its agent to the extent reasonably required for Cargill to properly perform the Gas Services and will provide letters to third parties confirming this appointment as may be necessary to enable Cargill to carry out its duties hereunder.

(d) **<u>Payment for Gas Services</u>.** For Gas Services provided pursuant to this Agreement, Client will pay Cargill as follows:

(i) Client shall pay Cargill an ongoing [*] [*] per month for each Plant set forth on Exhibit A. Fees owed pursuant to this Section I(d)(i) shall be invoiced on a quarterly basis at the beginning of each three-month period (the first such period to commence upon the date hereof) with payment due within ten (10) business days of receipt of invoice.

(ii) At such time as the Plant(s) listed on Exhibit A converts the primary fuel source from natural gas to coal, the monthly fee set forth in (d)(i) shall be waived and Cargill will bill Client at an hourly rate of [*] per hour with a minimum monthly fee of [*] or any services performed within the scope of this contract including the origination, nomination, scheduling and balancing of any incremental gas supply.

(ii) Additional Plants may be added to Exhibit A from time to time upon the mutual agreement of the parties. The Gas management fee for such additional Plant shall be negotiated at the time of such Plant's addition to Exhibit A.

II. **<u>Exclusivity of Services</u>.** The parties agree that during the term, Cargill shall be the sole supplier to Client of the Gas Services.

III. **<u>Standard of Care, Limitation of Liability</u>.** Each Party represents and warrants that it shall perform its obligations hereunder in a commercially reasonable and prudent manner. Client understands and acknowledges that energy markets can be volatile, that there is no guarantee that the services provided hereunder by Cargill will result in favorable outcomes for Client, and that forces outside of Cargill's control can result in negative consequences to Client. While Cargill believes that the services it will provide Client hereunder will result in savings to Client, Cargill makes no representations or warranties of favorable outcomes. Except as specifically provided herein, Cargill shall not be liable to Client for any damages resulting from the services provided by Cargill hereunder. Client understands and acknowledges that any decision relating to Gas purchases shall, ultimately, be made by Client in its sole and absolute discretion, and Client shall have the sole responsibility for all such decisions. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, OFFERED BY CARGILL HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. CARGILL SHALL NOT BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, CONTINGENT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS INCURRED BY CLIENT UNDER THIS AGREEMENTCARGILL'S LIABILITY TO CLIENT HEREUNDER IN ALL CASES SHALL BE LIMITED TO THE TOTAL FEES PAID TO CARGILL BY CLIENT FOR SERVICES HEREUNDER. UNDER NO CIRCUMSTANCES SHALL CLIENT BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, CONTINGENT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS INCURRED BY CARGILL UNDER THIS AGREEMENT.

IV. **<u>Term</u>.** Subject to the early termination provisions of Section V(b) below, this Agreement shall become effective upon completion of the plant and have an initial term of 3

years (the "Initial Term"), and shall continually auto-renew for successive one-year terms unless either Party gives the other Party at least two months' written notice of intent to terminate the Agreement prior to the expiration of the then-applicable term.

V. Events of Default and Termination Upon Event of Default.

(a) **Events of Default.** The occurrence at any time with respect to a Party of any of the following events constitutes an event of default (an "Event of Default") with respect to such Party:

(i) Failure to Pay. Failure by the Party to make, when due, any payment under this Agreement if such failure is not remedied on or before the fifth day after notice of such failure is given to the Party; provided, however, that it shall not constitute an event of default under this Agreement for the Party to fail to make a payment while such Party's obligation to make such payment is being contested in good faith by such Party;

(ii) Breach of Agreement. Failure by the Party to comply with any provision of or perform any material obligation (other than an obligation to make any payment under this Agreement) to be complied with or performed by the Party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the Party;

(iii) Bankruptcy. The Party (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) has a secured Party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured Party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive); or (i) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

(b) **Right to Terminate Following Event of Default.** If at any time an Event of Default with respect to a Party (the "Defaulting Party") has occurred and is then continuing, the other Party (the "Non-Defaulting Party) may terminate this Agreement, by providing the Defaulting Party with at least 30 days' notice. If, however, the Event of Default occurs under Section V(a)(iii) of this Agreement, then this Agreement shall terminate immediately upon the occurrence of said Event of Default, and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such Event of Default. No termination of this Agreement shall, however, relieve Client of the obligation to pay Cargill any sums due Cargill under this Agreement.

VI. Confidentiality. Each Party agrees to keep information provided to it before and after the commencement of this Agreement by the other Party confidential, except as required by law, rule or regulation or as provided in the next sentence. Notwithstanding the foregoing, a Party may disclose information provided to it by the other Party that (a) is already in the possession of the receiving Party, (b) is already in possession of the public or becomes available to the public other than through the act or omission of the receiving Party, (c) is lawfully obtained by the receiving Party from a source other than the disclosing Party in accordance with the terms and conditions, if any, imposed upon the receiving Party by such source respecting the use and disclosure thereof, and (d) is required to be disclosed pursuant to subpoena or other legal process, provided, however, that Client first provides written notice to Cargill of the request. In addition, a Party may disclose information to such of the following persons who have a clear need to know: (a) employees (including persons employed by the receiving Party on a contract basis), officers and directors of the receiving Party or any of its subsidiaries or affiliated companies, and (b) any professional consultants or agents retained by the receiving Party for the purpose of evaluating the information; provided, however, the receiving Party shall inform such persons of the confidential nature of the foregoing and be responsible for a breach of this confidentiality provision by any of them.

VII. Cooperation. Each Party shall provide reasonable cooperation to the other Party, and shall instruct its employees to provide reasonable cooperation to the other Party in connection with the performance by the parties of their obligations hereunder. Each Party further agrees to supply the other Party and such other Party's employees and/or representatives with such information as is reasonably necessary to enable the requesting Party to perform its obligations hereunder.

VIII. Books and Records. Cargill and Client shall each prepare and maintain proper, accurate and complete books, records and accounts regarding such Party's obligations hereunder. Each Party shall, upon reasonable notice and demand from the other Party, and subject to Article VI, provide for inspection by representatives of the demanding Party, all books of account, bills, vouchers, invoices, cost estimates and bid computations and analyses, subcontracts, purchase orders, contracts, reports, correspondence and any other documents showing all acts and transactions arising out of this Agreement and the agreements entered into in connection herewith.

IX. Miscellaneous Provisions.

(a) Successors and Assigns. All the terms, covenants, and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, executors and permitted assigns. This Agreement may not be assigned by either Party without the other Party's prior written consent.

(b) Force Majeure. In the event that either Party hereto is unable, wholly or in part, by reason of the occurrence of an event of Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payments of amounts due hereunder, it is agreed that upon notice, with reasonably full particulars of such Force Majeure given by such Party to the other Party in writing within a reasonable time frame and the occurrence of the cause relied upon, then the obligation or obligations hereunder of the Party giving such notice, so far as they are affected by such Force Majeure, shall be suspended during the continuance of the inability so caused. Provided, however, in the case of any such suspensions of Cargill's obligations under this Agreement due to the occurrence of an event of Force Majeure, as described above, Client's obligation to make payments of amounts due hereunder for Services not yet performed shall likewise be suspended until Cargill is able to resume its obligations under this Agreement. For purposes of this Agreement, an event of Force Majeure shall mean an event, which is unforeseen and which occurs as a result of events outside the control of the Party and which events could not be avoided by the Party by the exercise of due care, which make it impossible for the Party to perform hereunder. Such cause shall, as far as possible, be remedied with all reasonable dispatch.

(c) Notices. Any notice, request, demand, statement or consent required or permitted to be given hereunder shall be in writing, shall be signed by or on behalf of the Party giving notice, and shall be personally delivered or sent by express service, telecopy, telefax or certified or registered mail, return receipt requested, postage prepaid, to the other Party to the respective addresses given hereinbelow:

If to Cargill: Cargill Energy Services
RMFS/53
12700 Whitewater Drive
Minnetonka, MN 55343
P.O. Box 9300
Minneapolis, MN 55440
Attention: J. F. Muse
Telecopier No.: 952/404-6156

With Copy to: Cargill Law Department
RMFS/53
12700 Whitewater Drive
Minnetonka, MN 55343
P.O. Box 5653
Minneapolis, MN 55440-5653
Attention: Energy Attorney
Telecopier No.: 952/404-6346

If to Client: Gateway Ethanol, L.L.C
Address
Address
Attention:
Telecopier No.:

Any such notice given as aforesaid shall be conclusively deemed to have been given and received on the day on which such notice was delivered. Either Party may, from time to time, furnish, in writing, to the other Party, notice of a change in the address to which notices are to be given hereunder.

(d) **Governing Law.** This Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of Minnesota, without giving regard to conflicts of law principles.

(e) **Headings.** The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretations of this Agreement.

(f) **Waivers and Amendments.** This Agreement and the other instruments to be executed pursuant hereto may be amended, superseded, canceled, renewed or extended, and their terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto or in the case of a waiver, by the Party waiving compliance. The parties reserve the right by mutual written consent to amend, modify, supersede, and/or cancel this Agreement, or waive the terms or conditions hereof.

(g) **Entire Agreement.** This Agreement sets forth the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes

all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

(h) **Counterparts.** This Agreement may be executed in two counterparts, each of which may be deemed an original but together shall constitute but one and the same instrument.

(i) **Interpretation.** The parties acknowledge and agree that (a) each Party and its counsel have reviewed the terms and conditions of this Agreement and have contributed to its revision, (b) the normal rule of construction which holds that any ambiguities are resolved against the drafting Party, shall not be employed in the interpretation of this Agreement and (c) the terms and provisions of this Agreement shall be constructed fairly as to all parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

(j) **Independent Contractor.** It is agreed that Cargill is an independent contractor and not an employee, servant or agent of or joint venturer with Client.

(k) **Severability.** If any provision, section or portion of this Agreement is held to be invalid, void or unenforceable by a court of competent jurisdiction, the remaining provisions, sections or portions of this Agreement shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

GATEWAY ETHANOL, L.L.C

By: [signature]

Its: PRESIDENT

CARGILL, INCORPORATED

Cargill Energy and Risk Management Solutions

By: ________________________

Its: ________________________

all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

(h) **Counterparts.** This Agreement may be executed in two counterparts, each of which may be deemed an original but together shall constitute but one and the same instrument.

(i) **Interpretation.** The parties acknowledge and agree that (a) each Party and its counsel have reviewed the terms and conditions of this Agreement and have contributed to its revision, (b) the normal rule of construction which holds that any ambiguities are resolved against the drafting Party, shall not be employed in the interpretation of this Agreement and (c) the terms and provisions of this Agreement shall be constructed fairly as to all parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

(j) **Independent Contractor.** It is agreed that Cargill is an independent contractor and not an employee, servant or agent of or joint venturer with Client.

(k) **Severability.** If any provision, section or portion of this Agreement is held to be invalid, void or unenforceable by a court of competent jurisdiction, the remaining provisions, sections or portions of this Agreement shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

GATEWAY ETHANOL, L.L.C

By: ______________________________

Its: ______________________________

CARGILL, INCORPORATED

Cargill Energy and Risk Management Solutions

By: [signature]

Its: VP - Ag[illegible]

EXHIBIT A

PLANTS

Plant Location

Pratt, KS